SERVICES AGREEMENT

This Services Agreement ("Agreement") is entered into this 9th day of January 2012, by and between Blue Sphere, Corp. (the "Company") a company registered in the state of Nevada, USA, having its principal place of business at Even Yehuda, Israel and Shlomo Zakai, having his principal place of business at 62 Anilevitch St' Tel Aviv ("Shlomo").

Whereas,
Shlomo has a significant experience in the field of corporate accounting management, financial reporting, internal control and risk management, both in private companies and American public companies; and

Whereas,	Shlomo has offered his services to the Company and Company has requested to obtain such services from Shlomo, all as more fully described herein; and

Now, therefore, the parties agree as follows:

1.	Effective Date: Employment

1.1.	This Agreement shall enter into effect as of January 12, 2012 (the "Effective Date").

1.2.
Company shall engage Shlomo and Shlomo agrees to be engaged by the Company and to hold himself available for as much as necessary, to render the services described herein, at such dates and times as shall be requested by the Company.

Shlomo agrees that if requested by the Company, he shall increase his position provided that his terms of engagement shall be adjusted accordingly.

1.3.	Notwithstanding the above said, the Company acknowledge that Shlomo provides services to other clients and his ability to increase his position is subject to his other engagements.

2.	Services

2.1.
Within the framework of this Agreement, Shlomo shall render his services as Chief Financial Officer ("CFO") of the Company and its affiliated companies (the "Services"), according to SEC regulations and the instructions and policy of the Company's Board of Directors.

2.2.	As CFO of the Company, Shlomo shall undertake full responsibility on:

2.2.1 The financial reporting of the Company as regulated by SECand as required by law.

2.2.2 The internal control and the accounting systems of the Company.

2.2.3 Tax reports as requested by the tax authorities in all jurisdictions where the Company is active.

2.2.4 Preparation and submission of financial or economical reports as requested by the management of the Company from time to time.

2.3.
Shlomo shall utilize the highest professional skills, diligence, ethics and care to ensure that all Services are perfonned to the full satisfaction of the Company and its affiliates and to provide the expertise required in connection with such services.

2.4.	In rendering the Services, Shlomo shall comply with all policies and procedures of the Company, as may be in effect from time to time.

2.5.	Shlomo represents and warrants that he aclmowledges that as a CFO of the Company and its affiliates he is subject to a special degree of care and loyalty, as customarily for similar positions.

2.6.	In rendering the services Shlomo shall be subject to and/or report to theCompany's Chief Executive Officer;.

3.	Compensation

3.1	For and in consideration of the Services to be performed by Shlomo, Shlomo will be paid Services fees of 220 NIS for each hour he works for the Company.

3.2
The fees will be paid 15 days after the end of each quarter based on a report to be submitted by Shlomo which will describe the time spent on the work for the Company in a fonnat to be agreed between Shlomo and the Company.

3.3	After the second quarter of 2012, the Company and Shlomo will consider converting the hourly compensation into a monthly or quarterly retainer.

3.4	After the first anniversary, the Company will consider includingShlomo in the Global Options Plan of the Company.

4.	Liability Insurance Indemnification

The Company will insure Shlomo with coverage under a standard directors' and officers' liability insurance policy at the Company's expense

5.	Confidentiality

5.1.
Shlomo shall not disclose or put to his own use, or to the use of any third party, any Proprietary Information (as hereinafter defined) of the Company of which Shlomo has been or hereafter becomes informed, whether or not developed by Shlomo. Shlomo shall sign a confidentiality non-competition md •ignmrnt of righ"ogreanoo<•h•ll bo de<ign•ted by tho Compmy

5.2.
Shlomo hereby agrees and declares that without derogating from the aforesaid, all proprietary information including but not limited to trade secrets and know-how, patents and other rights in connection therewith developed by or with contribution of my efforts during the period of my engagement by the Company or as a result thereof (directly or indirectly), shall be the sole property of the Company and Shlomo shall have no rights therein and hereby assign any and all rights he may has, if any, to the Company for no consideration. Shlomo further undertakes that he shall execute any document necessary to assign any patents and/or any other intellectual property (including copyrights and/or trade secrets) to the Company and otherwise transfer such proprietary rights to the Company for no consideration. Further, any document and/or opinion prepared by Shlomo during the period of his engagement by the Company shall constitute a proprietary document belonging to Company and Shlomo shall not utilize same for any purpose and shall not introduce same to any third party, except with Company's prior consent in writing and Shlomo shall have no claim and/or demand from the Company in connection with any rights as aforementioned.

Execution of this document by Shlomo shall irrevocably empower the CEO of the Company and/or any other person nominated by the board of directors of the Company to execute any document to give effect to the above and the said CEO or other person so nominated shall have the right to execute any power of attorney, deed of assigmnent or contract to give effect lo the above.

6.	Term and Termination

6.1.	The term of this Agreement shall commence as of the Effective date until terminated as provided in section 6.2 below.

6.2.
This Agreement may be terminated by either party, at any time, without any further obligation under this Agreement to the other party and/or any one on its behalf (other than those obligations surviving termination or expiration hereof), by 30 days prior written notice, unless terminated as a result of a material breach, in which case this Agreement may be terminated by either party immediately. Notwithstanding the notice period, Shlomo will continue to work for the company as CFO and according to this agreement until a new CFO is nominated by the Company, but no longer than 120 days from the written notice.

7.	Assurances; No Conflict

7.1.
Shlomo hereby warrants, represents and confirms to Company that on the date hereof   Shlomo is free to be engaged by Company upon the terms contained in this Agreement and that there are no engagements, contracts, consulting contracts or restrictive covenants preventing full performance of his duties hereunder.

7.2.	Shlomo hereby further represents warrants and confirms that nothing in this Agreement conflicts with any of Shlomo's current affiliations or other current relationships with any other entity.

7.3.
During the term of this Agreement Shlomo shall promptly notify Company in writing in advance of any additional entity that he shall render consulting services to and/or engage with if such engagement shall stand on a conflict with this agreement

8.	Miscellaneous

8.1.
Shlomo shall not assign this agreement or any of his rights and privileges hereunder, whether voluntarily or by operation of law, to any person, firm or corporation without the prior written consent of the Company. Company shall be entitled to assign this Agreement to an affiliate thereof.

8.2.
Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other arrangement, understanding or agreement, verbal or otherwise, shall be binding upon the parties hereto. This Agreement may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

8.3.
No failure, delay or forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or non performance by either party of any of the terms or conditions hereof.

8.4.
If any term or provision of this Agreement shall be declared invalid, illegal or unenforceable, then such term or provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such term or provision and if such term or provision shall be unreasonable to enforce to any extent, such term or provision shall be severed and all remaining terms and provisions shall be unaffected and shall continue in full force and effect

8.5.
Any notice from one party to the other shall be effectively served if sent in writing by recorded delivery to the address of the receiving party as stated in the preamble to this agreement, unless said party informs the other party in writing on a change of address.

In witness whereof, the parties have hereunto set their hand upon the date first above written.

Blue Sphere	Shlomo Zaccai

By:

Position: